SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota (Address of principal executive offices)	55402 (Zip Code)

Becky Warren
U.S. Bank National Association
60 Livingston Avenue
St. Paul, Minnesota 55107
Telephone (651) 495-3848
(Name, address and telephone number of agent for service)

IRWIN WHOLE LOAN HOME EQUITY TRUST 2005-1
(Issuer with respect to the Securities)
BEAR STEARNS ASSET BACKED
SECURITIES I LLC
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization) 383 Madison Avenue New York, New York (Address of Principal Executive Offices)	20-0842986 (I.R.S. Employer Identification No.) 10179 (Zip Code)

Home Equity Loan-Backed Notes, Series 2005-1
(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.
Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation. None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1. A copy of the Articles of Association of the Trustee.*

2.  A copy of the certificate of authority of the Trustee to commence business.*

3. A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4. A copy of the existing bylaws of the Trustee.*

5.  A copy of each Indenture referred to in Item 4. Not applicable.

6.  The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.  Report of Condition of the Trustee as of December 31, 2004, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

          * Incorporated by reference to Registration Number 333-67188.

NOTE

           The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

           Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, State of Illinois on the 21st day of June 2005.

U.S. BANK NATIONAL ASSOCIATION By: /s/ S. Christopherson S. Christopherson Vice President

Exhibit 6

CONSENT

           In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: June 21, 2005

U.S. BANK NATIONAL ASSOCIATION By: /s/ S. Christopherson S. Christopherson Vice President

Exhibit 7

U.S. Bank National Association
Statement of Financial Condition
As of 3/31/2005

($000’s)

Assets                                                      3/31/2005
                                                       -----------------
    Cash and Due From Depository Institutions              $8,894,661
    Federal Reserve Stock                                           0
    Securities                                             42,846,194
    Federal Funds                                           2,861,316
    Loans & Lease Financing Receivables                   125,284,459
    Fixed Assets                                            1,780,370
    Intangible Assets                                      10,263,150
    Other Assets                                            8,917,028
                                                       -----------------
       Total Assets                                      $197,847,178

Liabilities
    Deposits                                             $126,268,324
    Fed Funds                                              10,290,860
    Treasury Demand Notes                                           0
    Trading Liabilities                                       144,277
    Other Borrowed Money                                   27,701,315
    Acceptances                                                91,307
    Subordinated Notes and Debentures                       6,814,193
    Other Liabilities                                       6,028,535
                                                       -----------------
    Total Liabilities                                    $177,338,811

Equity
    Minority Interest in Subsidiaries                      $1,022,821
    Common and Preferred Stock                                 18,200
    Surplus                                                11,792,288
    Undivided Profits                                       7,675,058
                                                       -----------------
         Total Equity Capital                             $20,508,367

Total Liabilities and Equity Capital                     $197,847,178

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:      /s/ S. Christopherson
            Vice President

Date: June 21, 2005